As filed with the Securities and Exchange Commission on September 25, 2015

Registration No. 333-202475

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CGN NANOTECH, INC.

(Exact name of registrant as specified in its charter)

Nevada	5063	47-2006510
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Suite 2201, 22/F, Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong
Tel: (852) 3584-7820

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Services, LLC

1645 Village Center Circle, Suite 170
Las Vegas, NV89134

Tel: (845) 425-0077

Fax: (845) 818-3588

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
	be	Maximum	Aggregate	Amount of
	Registered	Offering Price	Offering	Registration
Title of Each Class of Securities to be Registered	(1)	Per Share (2)	Price	Fee(3)
Common stock, par value $.0001 per share	1,000,000	$1.28	$1,280,000	$148.74

(1)	The company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 500,000 shares sold and the gross proceeds will be $640,000.

(2)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATE(S) AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated________, 2015

PRELIMINARY PROSPECTUS

CGN NANOTECH, INC.

Up to 1,000,000 Shares of Common Stock

$1.28 per Share

This is the initial public offering (the “Offering”) of common stock of CGN Nanotech, Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of up to 1,000,000 shares of our common stock at a fixed price of $1.28 per share. We estimate our total offering registration costs to be approximately $10,649. There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. None of the funds from the offering will be placed in an escrow, trust or similar account, but will be available to us immediately. The Offering will commence promptly on the date upon which the registration statement is declared effective with the Securities and Exchange Commission (the “SEC”) and will conclude upon the earlier of (i) when the Offering period ends (90 days from the effective date of this prospectus), (ii) the date when the sale of all 1,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the Offering prior to the completion of the sale of all 1,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares in reliance on the safe harbor from broker-dealer registration under Rule 3a4-1 of the Securities Exchange of 1934, as amended (the “Exchange Act”). This prospectus will permit our directors to sell the shares directly to the public. No commission or other compensation related to the sale of the shares will be paid to the directors. We are making this Offering without the involvement of underwriters or broker-dealers.

No public market currently exists for our common stock being offered hereby. Our common stock is presently not listed on any national securities exchange or reported on any quotation system. Subsequent to the initial filing date of the registration statement on Form S-1, in which this prospectus is included, we may have an application filed on our behalf by a market maker for approval of our common stock for quotation on the OTC Markets Group, Inc. No assurance can be made, however, that we will choose to file such an application or will be able to locate a market maker to submit such application or that such application will be approved. We intend to go forward with the Offering whether the application is not approved or not.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For more information, see the prospectus section titled “Emerging Growth Company Status” starting on page 2.

The Company is a “shell company” as defined by Rule 405 of Regulation C promulgated under the Securities Act. Please refer to “Risk Factors” on Page 9.

The Company is currently in the development stage and has minimal operations and revenues to date and there can be no assurance that the company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment.

Investing in our securities involves a high degree of risk. You should purchase these shares of common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2015

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider prior to investing in the securities offered hereby. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus, especially the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If you invest in our securities, you are assuming a high degree of risk.

Use of Defined Terms

Except as otherwise indicated by the context, references in this Report to:

●	The “Company,” “we,” “us,” or “our,” “CGN” are references to the combined business of the (i) CGN Nanotech, Inc., a corporation incorporated under the laws of State of Nevada (“CGN Nevada”); (ii) CGN Nanotech Holding Limited, a company incorporated under the laws of Anguilla (“CGN Anguilla”); and (iii) CGN Nanotech Limited, a limited liability company formed in Hong Kong (“CGN HK”).

●	“Common Stock” refers to the common stock, par value $.0001, of the Company;

●	“HK” refers to the Hong Kong;

●	“U.S. dollar,” “$” and “US$” refer to the legal currency of the United States;

●	“Securities Act” refers to the Securities Act of 1933, as amended; and

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

Our Company

CGN Nanotech, Inc. was incorporated in the State of Nevada on September 4, 2014. We are a development-stage company with a fiscal year end of December 31. We have a limited operating history. Our prospects should be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in the early stages of their development.

We are acting as the exclusive global sales and distributor for lighting products produced by Dongguan Light Power New Energy S&T Co. Ltd. (“DGL”) located in Guangdong, China pursuant to a Global Sales & Distribution Agreement dated November 12, 2014 entered by and between DGL and us (the “Distribution Agreement”). The Distribution Agreement allows us to market, sell and distribute DGL’s products globally.

The products manufactured and provided by DGL are a series of Nano-ceramic Lighting Products (the “Nano-ceramic Lighting Products”). Our initial plan is to distribute the Nano-ceramic Lighting Products to Hong Kong, Japan, Europe and the US. We will have a team of sales person dedicated to promoting the products in the aforementioned markets.

On March 3, 2015, the Company, CGN HK and Dr. Dai Jian Guo, our CEO, President and director who owns 45.5% of equity interests (such portion of equity interests, the “Equity Interests”) of DGL entered into a Stock Purchase Option Agreement, whereby Dr. Dai agreed to grant to CGN HK the exclusive option (the “Option”) to purchase the Equity Interests before July 31, 2016, which is exercisable in CGN HK’s sole option, in exchange of the issuance of a number of shares of Common Stock of the Company, based on fair market value of DGL appraised by an independent appraiser. The Option is exercisable upon the satisfaction of all of the following conditions: (i) the due diligence investigation of DGL is to the satisfaction of CGN HK; (ii) DGL bears no liabilities whatsoever; and (iii) DGL has obtained all the necessary government approval to conduct business.

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Our current corporate structure is as follows:

Conflicts of Interest

DGL and CGN Nevada have a common shareholder, Dr. Dai Jian Guo. Dr. Dai owns 78.8% of the total issued and outstanding shares of CGN Nevada before this Offering and 45.5% of the total issued and outstanding capital stock of DGL. Thus, there may be conflict of interest between CGN Nevada and DGL since CGN is an exclusive distributor of DGL and DGL is the only supplier for CGN Nevada. Some employees of DGL acquire shares of Common Stock of CGN Nevada through private placements. Thus, besides Dr. Dai, who is the current shareholder of DGL and CGN Nevada, there will be certain common shareholders who own shares of DGL and CGN Nevada. Therefore, this may create conflicts when we make business decisions and place purchase orders with DGL.

The Company is registering up to 1,000,000 shares of its Common Stock. There is no public market for our common stock. To date, we have not obtained listing or quotation of our securities on a national stock exchange or association, or inter-dealer quotation system. We have not identified any market makers with regard to assisting us to apply for such quotation. However, subsequent to the effectiveness of this prospectus, we intend to have an application filed on our behalf by a market maker for approval of our common stock for quotation on the OTCQB marketplace. No assurance can be made, however, that we will be able to locate a market maker to submit such application or that such application will be approved. In the absence of listing, no public market is available for investors in our Common Stock to sell the shares offered herein. We cannot guarantee that a meaningful trading market will develop or that we will be able to get the shares listed for trading.

Corporate Information

We are a Nevada corporation. Our principal executive offices are located at Unit 2201, 22/F., Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong. Our phone number is (852) 3584-7820.

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies.

Section 107(b) of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

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THE OFFERING

Securities offered	1,000,000 shares of common stock, par value $0.0001 (“Common Stock”) offered

Offering price	We are offering 1,000,000 shares of Common Stock at $1.28 per share

Number of shares outstanding before the offering of common stock	109,692,700 shares of Common Stock are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	110,692,700 common shares will be issued and outstanding if we sell all of the shares we are offering.

Termination of the Offering	The shares will be offered for a period of 90 days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (90 days from the effective date of this prospectus), (ii) the date when the sale of all 1,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the Offering prior the completion of the sale of all 1,000,000 shares registered under the Registration Statement of which this Prospectus is a part of.

Use of proceeds	We will receive all proceeds from the sale of the Common Stock and intends to use the proceeds from this Offering to create the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $10,649, are being paid by us.

Dividend policy	We have not declared or paid any dividends on our Common Stock. We currently intend to retain all of our future earnings, if any, for use in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. See “Dividend Policy.”

Risk factors	See “Risk Factors” beginning on page 5 and the other information set forth in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Market for common stock	There is presently no public market for our Common Stock. We anticipate applying for quoting of our common shares on the OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, nor can there be any assurance that such application for quotation will be approved.

Terms of the Offering	Our officers and directors will sell the Common Stock upon effectiveness of this registration statement on a BEST EFFORTS basis.

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SUMMARY FINANCIAL DATA

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, appearing elsewhere in this prospectus.

Statements of Operations Data	For the year ended
December 31, 2014
(audited)
Revenue	$1,539
Gross Profit	$447
Other Income/(Expense)	$(2,679)
Net Income/(Loss)	$(2,232)

Balance Sheet Data

As of December 31, 2014
(audited)
Current Assets	$282,820
Total Assets	$282,820
Total Liabilities	$3,420
Total Stockholders’ Equity	$279,400

Statements of Operations Data

For the quarter ended
June 30, 2015
(unaudited)
Revenue	$7,162
Gross Profit	$496
Other Income/(Expense)	$(18,882)
Net Income/(Loss)	$(18,386)

Balance Sheet Data

As of June 30, 2015
(unaudited)
Current Assets	$282,882
Total Assets	$282,882
Total Liabilities	$21,868
Total Stockholders’ Equity	$261,014

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RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our Common Stock.

This offering and any investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this Offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our Common Stock.

Risks Relating to our Business

Our ability to generate revenue to support our operations is uncertain, we have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We are in the early stage of our business and have a limited history of generating revenues. We have a limited operating history upon which you can evaluate our potential for future success, and we are subject to the additional risks affecting early-stage businesses. Rather than relying on historical information, financial or otherwise, to evaluate our Company, you should evaluate our Company in light of your assessment of the growth potential of our business and the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control. Early-stage businesses in rapidly evolving markets commonly face risks, such as the following:

●	uncertain revenue generation;

●	operational difficulties;

●	lack of sufficient capital;

●	competition from more advanced enterprises; and

●	unanticipated problems, delays, and expenses relating to the development and implementation of business plans.

We are not currently profitable and may not ever become profitable.

We have not generated any revenue to date and have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business. We are a development stage company with no operating history and we face a high risk of business failure which could result in the loss of your investment.

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Our limited operating history may make it difficult for us to accurately forecast our operating results and control our business expense which means we face a high risk of business failure which could result in the loss of your investment.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected which could result in the loss of your investment.

Our revenue and profitability will be adversely affected due to the severe competition.

We face strong competition from manufacturers and distributors of lighting products worldwide. Many of our competitors have stronger capitalization than we do, have strong existing customer relationships and more extensive engineering, manufacturing, sales and marketing capabilities. Competitors could focus their substantial resources on developing a competing technology that may be potentially more attractive to customers than the Nano-ceramic Lighting Products. Our competitors may also offer competitive products at reduced prices in order to improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain customers, require us to lower our prices in order to remain competitive, and reduce our revenue and profitability, any of which could have a material adverse effect on our operating results and financial condition. Many actual and potential competitors we believe are part of much larger companies with substantially greater financial, marketing and other resources than the Company, and there can be no assurance that the Company will be able to compete effectively against any of its future competitors which could result in a loss of part or all of your investment in the Company.

We may need to raise additional financing to support our operations, but we cannot be sure that we will be able to obtain additional financing on terms favorable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We have limited financial resources. There can be no assurance that we will be able to obtain financing to fund our operations in light of factors beyond our control such as the market demand for our securities, the state of financial markets, generally, and other relevant factors. Any sale of our Common Stock in the future may result in dilution to existing stockholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts, which would thereby jeopardize our business viability. We may not be able to borrow or raise additional capital in the future to meet our needs, which might result in the loss of some or all of your investment in our Common Stock. Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our Common Stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

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Conflicts of interest of Dai Jian Guo, our President and Chief Executive Officer, and a director, may affect our ability to conduct operations and generate revenues.

Dai Jian Guo, our President and Chief Executive Officer, and a director, is also a director and beneficial owner of 45.5% of Dongguan Light Power New Energy S&T Co. Ltd. (“DGL”). Additionally, Dr. Dai conducts product development and control activities, and engages in business development activities, for DGL. Dr. Dai, therefore, simultaneously has fiduciary duties to the Company and DGL, two potentially adverse parties. If there is a dispute between the Company and DGL, Dr. Dai will have a conflict of interest because he may, at the time of a prospective dispute, simultaneously have a financial interest in and owe a fiduciary duty to DGL and simultaneously have a financial interest in and owe a fiduciary duty to the Company. For example, if a contractual dispute arises between the Company and DGL under the Global Sales & Distribution Agreement we have with DGL, Dr. Dai would be in a position where he would benefit if DGL prevails, to the detriment of investors in the Company, even though he is an officer and director of the Company, because he is the beneficial owner of 45.5% of DGL. Similarly, if the Company has a claim of any kind against DGL, Dr. Dai may be, even as the President and Chief Executive Officer of the Company, reluctant to assert a claim by the Company against DGL because of his financial interest in, and reputation in connection with services performed for, DGL. If Dr. Dai were to not asset a claim of or other interest for the Company against DGL, the Company’s business could be impeded or destroyed and investors could lose their investment in the Company. Additionally, Dr. Dai presently spends approximately 15 hours per week working on matters related to DGL and approximately 30 hours per week working on matters related to the Company. Dr. Dai cannot spend more than approximately 30 hours per week on matters related to the Company because of his concurrent duties to DGL, and if his work hours maintain this ratio, the Company will receive less of a benefit of Dr. Dai’s services than if he were able to work full time for the Company. Because we rely primarily on Dr. Dai to develop our business and to promote our products, his limited devotion of time and attention to our business may hurt the operation of our business.

Conflicts of interest of Gilbert Loke, our Chief Financial Officer, Treasurer, Secretary, and a director, may affect our ability to conduct operations and generate revenues.

Gilbert Loke, our Chief Financial Officer, Treasurer, Secretary, and a director, is also the Chief Financial Officer, Treasurer, Secretary, and a director of Greenpro Capital Corp. (“Greenpro”), a shell company which is also reporting issuer with the SEC. Each company is a shell company with nominal assets and nominal operations, and both the Company and Greenpro require additional financing in order to grow their respective businesses, both in their incipient stages of development. As an officer and director of both the Company and Greenpro, Mr. Loke has a conflict of interest because if Mr. Loke avails himself of knowledge he has of financing for a shell company, he has a duty to both the Company and Greenpro to bring the financing opportunity to each Company, though likely only one company may has such a financing opportunity. The risk that you could lose your investment in the Company is increased by Mr. Loke being a director of Greenpro because he may introduce financing opportunities to Greenpro instead of the Company. Additionally, Mr. Loke presently spends approximately 40 hours per week working on matters related to Greenpro and approximately three to five hours per week working on matters related to the Company. Therefore, Mr. Loke spends more time on matters related to Greenpro than matters related to the Company, and if his work hours maintain this ratio, the Company will receive less of a benefit of Mr. Loke’s services than Greenpro will.

We may acquire other businesses, form alliances, or dispose of or spin-off businesses, which could cause us to incur significant expenses and could negatively affect profitability.

We may pursue acquisitions, and strategic alliances, or dispose of or spin-off some of our businesses, as part of our business strategy. We may not complete these transactions in a timely manner, on a cost-effective basis, or at all, and may not realize the expected benefits. If we are successful in making an acquisition, the products and technologies that are acquired may not be successful or may require significantly greater resources and investments than originally anticipated. We may not be able to integrate acquisitions successfully into our existing business and could incur or assume significant debt and unknown or contingent liabilities. We could also experience negative effects on our reported results of operations from acquisition or disposition-related charges, amortization of expenses related to intangibles and charges for impairment of long-term assets. There can be no assurance that any future acquisitions, dispositions, or spin-off business would be successful, and any failed efforts by the Company to pursue any of the aforementioned could result in a negative adverse effect on the Company which could lead to a loss of part or all of your investment in the Company.

We rely on only one supplier to produce our products. We may be unable to achieve our growth and profitability objectives if we cannot secure acceptable suppliers or existing supplier relationships dissolve.

There can be no assurances that our current or future supplier arrangements will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to meet the quality, price, design and production standards, or production volumes required to successfully mass market such products. Even if the suppliers are successful in developing manufacturing capabilities and processes, we do not know whether we will do so in time to meet market demand. In addition, we may face the risk of the default of our sole supplier on the Distribution Agreement and may not be able to secure a compatible supplier to meet the market requirements. Our sole dependence on one supplier to produce out products could lead to an adverse effect on the Company which could cause you to lose part or all of your investment in the Company.

We are, or in the future may be, subject to substantial regulation related to quality standards applicable to our quality processes. Our failure to comply with applicable quality standards could have an adverse effect on our business, financial condition, or results of operations.

The Environmental Protection Agency regulates the registration, manufacturing, and sales and marketing of lighting products in our industry, and those of our partners, in the United States. Significant government regulation also exists in overseas markets such as Europe, Japan, and Hong Kong. Compliance with applicable regulatory requirements is subject to continual review and is monitored through periodic inspections and other review and reporting mechanisms.

Failure by us to comply with current or future governmental regulations and quality assurance guidelines could lead to product recalls or related field actions, or product shortages. Efficacy or safety concerns with respect to the Nano-ceramic Lighting Products manufactured by our supplier could lead to product recalls, fines, withdrawals, declining sales, and/or our failure to successfully commercialize new products or otherwise achieve revenue growth. Any failure on the Company’s part to comply with all applicable laws and regulations could lead to an adverse effect on the Company which could cause you to lose part or all of your investment in the Company.

The success of our business will depend on our ability to effectively develop and implement strategic business initiatives.

We plan to implement various strategic business initiatives after the completion of the offering. In connection with the development and implementation of these initiatives, we will incur additional expenses and capital expenditures to implement the initiatives. The development and implementation of these initiatives also requires management to divert a portion of its time away from day-to-day operations. These expenses and diversions could have a significant impact on our operations and profitability, particularly if the initiatives prove to be unsuccessful. Moreover, if we are unable to implement an initiative in a timely manner, or if those initiatives turn out to be ineffective or are executed improperly, our business and operating results would be adversely affected. There can be no assurances that we will be able to implement any of our planned strategic business initiatives, and our business would be adversely affected potentially leading to the loss of part or all of your investment in the Company.

If we are unable to make necessary capital investments or respond to pricing pressures, our business may be harmed.

In order to remain competitive, we need to invest in customer service and support, and marketing. From time to time, we may have to adjust the prices of the products manufactured by our supplier to remain competitive. We may not have available sufficient financial or other resources to continue to make investments necessary to maintain our competitive position. This would have an adverse effect upon our business and the results of our operations and may result in the loss of part or all of your investment in the Company. We have limited product distribution experience and we expect to rely on third parties who may not successfully sell the Nano-ceramic Lighting Products.

We rely on a single customer so far, and the loss of the key customer would substantially reduce our revenues.

We derive a significant amount of our revenues from a single customer. A significant decrease in business from or loss of the key customer could harm our financial condition by causing a significant decline in revenues. The Company’s business is concentrated on a significant customer. Sales to a single customer accounted for 100% of our annual revenues in 2014 and 64% of our revenues in the second quarter of 2015. While the Company believes its relationships with its customers are good, we do not have long-term contracts with any of them and purchases generally occur on an order-by-order basis. Because of competitive changes and the availability of substitution of lighting products by other competitors, there is the possibility that any customer could alter the amount of business it does with the Company. If the Company experiences a significant decrease in sales to any of its customers, and is unable to seek for other potential customers, there could be a material adverse financial effect on the Company.

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We have limited lighting product distribution experience and currently rely, and plan to rely primarily, on product distribution arrangements with sales agents or other third parties. We expect to enter into distribution agreements in the future, and there can be no assurances that we will be able to enter into these agreements on terms that are favorable to us, if at all. In addition, we may have limited or no control over the distribution activities of these third parties. These third parties could sell competing products and may devote insufficient sales efforts to our products. As a result, our future revenues from sales of our products, if any, will depend on the success of the efforts of these third parties. If we are unable to secure sufficient distribution arrangements for the Company, this would have an adverse effect upon our business and the results of our operations and may result in the loss of part or all of your investment in the Company.

We currently have no insurance coverage and could face significant liabilities in connection with the products manufactured by our supplier, and business operations, which if incurred beyond any insurance limits, would adversely affect our business and financial condition.

We are subject to a variety of potential liabilities connected to the products manufactured by our supplier and business operations, such as potential liabilities related to environmental risks. As a business which markets products for use by consumers and institutions, we may become liable for any damage caused by the products, whether used in the manner intended or not. Any such claim of liability, whether meritorious or not, could be time-consuming and/or result in costly litigation. We currently carry no insurance, and although we intend to obtain insurance against these risks, no assurance can be given that such insurance will be adequate to cover related liabilities or will be available in the future or, if available, that premiums will be commercially justifiable. If we were to incur any substantial liability and related damages were not covered by our insurance or exceeded policy limits, or if we were to incur such liability at a time when we are not able to obtain liability insurance, our business, financial conditions, and results of operations could be materially adversely affected and may result in the loss of part or all of your investment in the Company.

Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

●	changes in, or interpretations of, laws and regulations including changes in accounting standards and taxation requirements;

●	changes in the rate of inflation, interest rates and the performance of investments held by us;

●	changes in the creditworthiness of counterparties that transact business with;

●	changes in business, economic, and political conditions, including: war, political instability, terrorist attacks, the threat of future terrorist activity and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and, pressure from third-party interest groups;

●	changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;

●	difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, destruction, or interruption of these systems;

●	changes in credit markets impacting our ability to obtain financing for our business operations; or

●	legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

The factors described above can have material effects on the Company’s financial condition and profitability, and fluctuations in these factors can lead to an adverse effect on the Company and may result in the loss of part or all of your investment in the Company

Adverse developments in the global economy restricting the credit markets may materially and negatively impact our business.

The recent downturn in the world’s major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. If we are unable to obtain credit or access capital markets, our business could be negatively impacted.

If we are unable to gain any significant market acceptance for our products or establish a significant market presence, we may be unable to generate sufficient revenue to continue our business.

Our growth strategy is substantially dependent upon our ability to successfully market the products to prospective clients. However, we cannot predict when significant market acceptance for these innovative products will develop. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

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The lighting market is a highly competitive and rapidly evolving market. We face global competition from a variety of well-established and emerging lighting companies and the distributors. We believe that our competitors mainly operate under two distinct business models, with some manufacturing lamps in-house and others purchasing lamps through joint ventures or from original equipment manufacturers, or OEMs, for resale under their own brand. We compete with companies that employ both of these models, including traditional lighting manufacturers and distributors that source and sell finished products. We believe that the key competitive factors in the lighting market include:

●	portfolio of products and product quality;

●	price and cost competitiveness;

●	access to distribution channels globally; and

●	customer orientation and strong customer relationships.

We are a shell company which could affect liquidity in our Common Stock.

Pursuant to Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”), a “shell company” is defined as a company that has (i) no or nominal operations and (ii) either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets (“Shell Company”). The Company is in development stage and has limited operations. Our assets currently are consisting of only cash. As such, we are a “Shell Company” pursuant to Rule 405. As a Shell Company, there will be (i) additional restrictions on the resale of restricted shares, (ii) additional disclosure required on an acquisition and increased cost related to disclosure and reporting compliance, and (iii) prohibited to use Form S-8.

Shareholders of a Shell Company may not rely on the safe harbor created by Rule 144 of the Securities Act until (i) such company has ceased to be a “Shell Company” for a period of at least 12 months since the date on which the current “Form 10 information” of such company, reflecting its status as a non-Shell Company, is filed with the SEC, (ii) such company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and (iii) such company has filed all reports and other materials to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months. With respect to the disclosure requirements, the “Form 10 information” should include the disclosure required by Form 10 to register such securities to be sold in reliance of Rule 144 under the Exchange Act. Therefore, any restricted securities we sell in the future or issue to consultants or employees in consideration for services rendered or for any other purpose may have no liquidity until and unless such securities are to be resold pursuant to an effective prospectus, or until the Company and the selling stockholder are in compliance with the requirements of Rule 144 of the Securities Act. As a result, it may be more difficult for us to raise funds to support our operations through the sale of debt or equity securities unless we agree to register such securities, which could cause us to expend additional time and cash resources. Further, it may be more difficult for us to compensate our employees and consultants with our securities instead of cash.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

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Risks Related to our Operation as a Public Company

If we become a public reporting company, we are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). We will be a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. The report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our securities. We will strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules, and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

If we become a public reporting company, we may be susceptible to having our registration revoked.

Gilbert Loke, our Chief Financial Officer, Treasurer, Secretary, and a director, is also the Chief Executive Officer and a director of Moxian Corporation (“Moxiam”) and Greenpro Resources Corp. (“Greenpro Resources”), both of which were reporting issuers with the SEC. The registrations of Moxian Corporation and Greenpro Resources with the SEC were revoked on December 24, 2014. Because Mr. Loke was an officer and director of two companies which had their registrations revoked, we may be susceptible to having our registration revoked if Mr. Loke does not diligently see that the Company files its reports with the SEC. If we have our registration revoked, the company would not be eligible to have its securities quoted on the OTCQB, OTCQX or an exchange, and investors would likely have only have OTCPink tier of the OTCMarkets on which to sell their shares, which would adversely affect the ability of investors to resell their shares.

If we become a public company, we will have significant operating costs relating to compliance requirements and our management is required to devote substantial time to compliance initiatives. The costs of being a public company could result in us being unable to continue as a going concern.

Our management has only limited experience operating as a public company. To operate effectively, we will be required to continue to implement changes in certain aspects of our business and develop, manage, and train management level and other employees to comply with on-going public company requirements. Failure to take such actions, or delay in the implementation thereof, could have a material adverse effect on our business, financial condition, and results of operations.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, imposes various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Further, as a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits, quarterly reporting and internal controls. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs through the normal course of business which would result in our being unable to continue as a going concern.

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Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

Risks Related to our Common Stock

We can provide no assurances as to our future financial performance or the investment result of a purchase of our Common Stock.

Any projected results of operations involve significant risks and uncertainty and should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our Common Stock.

The Company is conducting this Offering by the efforts of our officers and directors without the benefit of an underwriter who would have assisted to confirm the accuracy of the disclosure in our prospectus and without the benefit of an underwriter the Company may not be able to sell all or any of the shares offered herein.

The Company is responsible for the accuracy of the disclosure in this prospectus. The Company is conducting a self-underwritten offering on a “best efforts” basis, which means no underwriter has been engaged in any due diligence activities to assist to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price. The Common Stock are being offered on our behalf on a best-effort basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its officers and directors, is capable of selling all, or any, of the common shares offered hereby. The sale of only a small number of shares increases the likelihood of no market ever developing for our shares.

The offering price of our Common Stock has been determined arbitrarily.

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. The price of our Common Stock in this Offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management’s valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the Common Stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of shareowners would be lost. We cannot make any assurances that even if all of the shares are purchased, we could have the same result. We cannot assure you that there will be a market in the future for our Common Stock, which may have a negative effect on the market price of our Common Stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from pursuant to this Offering.

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Future issuances of our Common Stock could dilute current stockholders or adversely affect the market.

Future issuances of our Common Stock could be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to. These rules also limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (but may not to offer one to us since we are a shell company and may still be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

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Terms of subsequent financings may adversely impact your investment.

We may have to raise equity, debt financing in the future. Your rights and the value of your investment in our Common Stock could be reduced. For example, if we issue secured debt securities, the holders of the debt would have a claim against our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results.

It is not likely that we will pay dividends on the Common Stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our Common Stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price of our common shares to obtain a return on investment.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 1,000,000 shares of our common stock, which represents approximately 1% of our current issued and outstanding shares of our common stock. As additional shares of our common stock become available for resale in the public market pursuant to this Offering, and otherwise, the supply of our common stock will increase, which could decrease its price. In addition some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock.

Our common stock will not be eligible for quotation on the OTCQB, unless we are current in our filings with the Securities and Exchange Commission.

In the event that our common stock is quoted on the OTCQB, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter marketplace. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our common stock is not eligible for quotation on the over-the-counter marketplace, investors in our common stock may find it difficult to sell their shares. Regardless of whether our common stock is quoted on the over-the-counter marketplace, under Section 15(d) of the Exchange Act, we will be required to file periodic reports with the SEC once our registration statement becomes effective.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

We intend to apply to have our common stock quoted on the OTC Market Group LLC’s OTCQB Marketplace (“OTCQB”). This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on OTCQB. We may consider pursuing a listing on OTCQB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional members, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some Members. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their Members buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

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The market price of our common stock may be volatile following this offering, and our stock price may fall below the initial public offering price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

●	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;

●	changes in general economic or business conditions, both domestically and internationally;

●	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;

●	the number of securities analysts covering us;

●	publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

●	changes in market valuations or earnings of companies that investors deemed comparable to us;

●	the average daily trading volume of our common stock;

●	future issuances of our common stock or other securities;

●	additions or departures of key personnel;

●	perceptions in the marketplace regarding our competitors and/or us;

●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and

●	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

We may receive no proceeds or very minimal proceeds from the offering.

Since there is no minimum amount of shares that must be sold by the company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

●	Has not received enough proceeds from the offering to begin operations; and

●	Has no market for its shares.

Risk Related to Doing Business in Hong Kong

You may have difficulty enforcing judgments against us.

We are a Nevada corporation but most of our assets are and will be located outside of the United States. Almost all of our operations will be conducted in Hong Kong and later in mainland China if we acquire DGL pursuant to the Option Agreement. In addition, our officers and directors are nationals and residents of a country other than the United States. All of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon them. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, since they are not residents in the United States. In addition, there is uncertainty as to whether the courts of Hong Kong or other Asian countries would recognize or enforce judgments of U.S. courts.

Our business is subject to the risk of international operations.

Substantially all of our business operations are conducted in Hong Kong. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments Hong Kong. Following the closing of our initial public offering, we will derive a significant portion of our revenue and earnings from the operation in Hong Kong. Operating in foreign country involves substantial risk. For example, our business activities subject us to a number of laws and regulations, such as anti-corruption laws, tax laws, foreign exchange controls and cash repatriation restrictions, data privacy and security requirements, labor laws, intellectual property laws, privacy laws, and anti-competition regulations. As we expand into additional countries, the complexity inherent in complying with these laws and regulations increases, making compliance more difficult and costly and driving up the costs of doing business in foreign jurisdictions. Any failure to comply with foreign laws and regulations could subject us to fines and penalties make it more difficult or impossible to do business in that country and harm our reputation.

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Operating in foreign countries also subjects us to risk from currency fluctuations. Our primary exposure to movements in foreign currency exchange rates relates to non-U.S. dollar denominated sales and operating expenses. The weakening of foreign currencies relative to the U.S. dollar adversely affects the U.S. dollar value of our foreign currency-denominated sales and earnings. This could either reduce the U.S. dollar value of our prices or, if we raise prices in the local currency, it could reduce the overall demand for our offerings. Either could adversely affect our revenue. Conversely, a rise in the price of local currencies relative to the U.S. dollar could adversely impact our profitability because it would increase our costs denominated in those currencies, thus adversely affecting gross margins.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in East Asia, which may experience corruption. Our proposed activities in Asia create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Our operation may be subject to the regulation of environmental laws of the countries in which we may provide services in the future.

Concerted energy conservation efforts, overburdened electricity grids and an increased drive towards energy efficient lighting have led many governments around the world, including such key markets as the United States, Europe, Japan, Hong Kong, to partially restrict or completely ban the sale of certain inefficient lighting technologies, primarily incandescent lighting technologies. Because conventional incandescent lamps use high levels of energy relative to more energy efficient alternatives, many of the regulations have been focused on phasing out conventional incandescent lamps by imposing minimum light efficiency standards above levels that can be achieved by conventional incandescent technology. We believe that these government initiatives to phase out the use of inefficient lamps and the global focus on energy efficiency and conservation will help accelerate the adoption of energy efficient lighting products, including the products manufactured by our supplier. However there can be no assurance that this may happen.

These laws and regulations are subject to change, and also vary depending on the jurisdictions in which our products are marketed and placed. Legislation in various jurisdictions, such as the European Union’s Restriction on Hazardous Substances and Waste Electrical and Electronic Equipment Directives, continues to evolve affecting, and in some cases restricting, the importation into, and production, sale or disposal within, such jurisdictions of certain electrical equipment, including lamps and lighting equipment, containing certain hazardous materials (such as mercury). Such restrictions could require us take other measures to ensure compliance with the applicable standards of a given jurisdiction in which our products are marketed or sold. However, we cannot predict whether there will be regulation on lighting industry in the targeted countries of distribution in the future. This potential regulation may subject us to additional costs in efforts to comply with the regulations and may have an adverse effect on the Company.

For details of regulation, please see below “Government Regulations”.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. Any statements contained in this prospectus that are not statements of historical fact may be forward-looking statements. When we use the words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. These factors include, among others:

●	current or future financial performance;

●	management’s plans and objectives for future operations;

●	uncertainties associated with product research and development;

●	uncertainties associated with dependence upon the actions of government regulatory agencies;

●	product plans and performance;

●	management’s assessment of market factors; and

●	statements regarding our strategy and plans.

USE OF PROCEEDS

We estimate that our proceeds from this offering, assuming all shares of common stock are sold, will be $1,280,000 (based on an assumed offering price of $1.28 per share). The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75%, and 100%, respectively, of the securities offered for sale by us.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross Proceeds	$320,000	$640,000	$960,000	$1,280,000
Expected offering expenses	10,649	10,649	10,649	10,649
Net Proceeds	$309,351	$629,351	$949,351	$1,269,351

Public company costs	$15,000	$15,000	$15,000	$15,000
Inventory	100,000	170,000	240,000	300,000
Trade Shows and Travel	35,000	98,000	168,000	268,000
Website development	20,000	35,000	40,000	50,000
Rental	48,000	48,000	68,000	68,000
Advertising and marketing	37,000	169,000	279,000	399,000
Staffing	25,000	45,000	65,000	80,000
General Working Capital	29,351	49,351	74,351	89,351
TOTAL	$309,351	$629,351	$949,351	$1,269,351

We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this offering, to continue implementing the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $10,649 are being paid for by us, from our cash on hand; however, we have also reduced the gross proceeds by the $10,649 of estimated offering costs. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2015. The table should be read in conjunction with the condensed consolidated financial statements and related notes included elsewhere in this prospectus:

STOCKHOLDERS’ EQUITY	As of June 30, 2015
Common stock – Par value $0.0001;
Issued and outstanding: 109,692,700 shares	$10,696
Additional paid-in capital	270,663
Accumulated deficit	(20,618)
TOTAL STOCKHOLDERS’ EQUITY	$261,014

DETERMINATION OF THE OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

●	Our new business structure and operations as well as lack of client base;

●	Prevailing market conditions, including the history and prospects for our industry;

●	Our future prospects and the experience of our management;

●	Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

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DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $1.28 per share. This price $1.28 is significantly greater than the price paid by our managements. Our CEO, Mr. Dai Jian Guo, and our CFO, Loke Che Chan, Gilbert paid $0.0001 per share, a difference of $1.2799 per share lower than the share price in this Offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold

Price per share	$1.28
Net tangible book value per share before offering	$0.0025
Potential gain to existing shareholders	$0.0116
Net tangible book value per share after offering	$0.0141
Increase to present stockholders in net tangible book value per share after offering	$0.0116
Capital contributions	$1,280,000
Capital contribution by officer & director on October 30, 2014	$8,640
Number of shares outstanding before the offering	109,692,700
Number of shares after offering held by existing stockholder	109,692,700
Percentage of ownership after offering	99.10%

New shareholders if all of the shares are sold

DILUTION TO NEW SHAREHOLDERS	25%	50%	75%	100%
Per share offering price	$1.28	$1.28	$1.28	$1.28
Net tangible book value per share before offering	$0.0025	$0.0025	$0.0025	$0.0025
Net tangible book value per share after offering	$0.0054	$0.0083	$0.0112	$0.0141
Decrease in investment to new shareholders	$1.2746	$1.2717	$1.2688	$1.2659
Dilution to new shareholders	99.58%	99.35%	99.13%	98.90%

MARKET FOR COMMON STOCK

There is no public market for our common stock. Although our common stock is not currently listed on a public exchange, we intend to seek to obtain a listing the OTCQB once the registration statement of which this prospectus forms a part is declared effective by the SEC. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. In the event we are successful in our attempts to have a market maker quote our stock on the OTCQB, we will need to comply with ongoing reporting requirements in order to insure that the market maker will continue to quote our stock.

Our common stock may never be quoted on the OTCQB, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

As of the date of this prospectus, there were 38 stockholders of record.

DIVIDEND POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward- looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We currently have minimal operations in Hong Kong. During the next 12 months, we intend to develop trade distribution channels with key retailers and strategic distribution partners in order to increase our base of targeted customers. We have planned to hire sales agents for distributing the lighting products manufactured by our supplier, Dongguan Light Power New Energy S&T Co. Ltd (“DGL”) globally, specifically in developed regions like Hong Kong, U.S., Japan and Europe. We intend to provide administrative services and logistics services once our staff has established the relationships/connections with the targeted customers. We also intend to conduct marketing campaigns internationally. The majority of the funds received in this offering will be put into inventory, marketing, branding, and sales activities along with operational support activities. Additional capital resources are necessary to pursue acquisitions and strategic alliances, if any.

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On March 3, 2015, the Company, CGN HK and Dr. Dai Jian Guo, who owns 45.5% of equity interests (such potion of equity interests, the “Equity Interests”) of DGL entered into a Stock Purchase Option Agreement, whereby Dr. Dai agreed to grant to CGN HK the exclusive option (the “Option”) to purchase the Equity Interests before July 31, 2016, which is exercisable in CGN HK’s sole option, in exchange of the issuance of a number of shares of Common Stock of the Company, based on fair market value of DGL appraised by an independent appraiser. The Option is exercisable upon the satisfaction of the following conditions: (i) the due diligence investigation of DGL is to the satisfaction of CGN HK; (ii) DGL bears no liabilities whatsoever; and (iii) DGL has obtained all the necessary government approval to conduct business.

Results of operations for the period from September 4, 2014 (inception) through June 30, 2015

Revenue/Expenses

For the period from September 4, 2014 through June 30, 2015, the Company generated minimal revenue of $8,701. The revenue generated relates to the sales of nano lighting products. General and administrative expenses for the period from inception through June 30, 2015 totaled at $21,561, including legal fees, auditing fees and other administrative costs resulting from commencement of business operations.

Net Loss

For the period from September 4, 2014 through June 30, 2015, we had a net loss of $20,618. The reason that we sustained a net loss is due to the commencement and development of the business operations. Furthermore, the minimal revenue generated was not able to cover the expenses incurred in the commencement and development of the business operations.

Capital Resources and Liquidity

As of June 30, 2015, we had $82,094 in cash and cash equivalents. The Company expects cash on hand to be able to maintain its basic operating requirements for approximately three months and to meet its current obligations.

Net cash provided by operating activities for the period from inception through June 30, 2015 was $462. The cash provided by operating activities are attributed from the initial capital contribution of $3,420 which are advanced by the directors of the Company as loans, the change in working capital of $$17,660, and the net loss of $20,618 . As of June 30, 2015, the loans, in the aggregate of $3,420, were used for the incorporation of the Company, of which $2,736 and $684 are due to our Chief Executive Officer, Dai Jian Guo and Chief Financial Officer, Loke Che Chan, Gilbert respectively. The change in working capital are due to the increase in accounts receivables, accounts payable and other payables.

Net cash provided by financing activities for the period from inception through June 30, 2015 was $81,632. The cash provided by financing activities are attributed from the proceeds from the sale of private placement of $281,632 which occurred in October and December 2014, and a note receivable of $200,000 advanced to a related company.

The following table summarizes total current assets, current liabilities and working capital as of June 30, 2015:

As of June 30, 2015
Current Assets	$282,882
Current Liabilities	$21,868
Working Capital Surplus	$261,014

As of June 30, 2015, we had total current assets of $282,882, consisting of cash and cash equivalents, accounts receivable and notes receivable. We had current liabilities of $21,868 consisting of accounts payable and other payables. Accordingly, we had working capital surplus of $261,014 as of June 30, 2015.

Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion and development may require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

Recent Accounting Pronouncements

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

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USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate flows. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Off-balance Sheet Arrangements

We have no significant off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

WELD ASIA ASSOCIATES has audited our Financial Statements for the period from September 4, 2014 (date of inception) through December 31, 2014 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

CODE OF ETHICS AND BUSINESS CONDUCT

On February 6, 2015, we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and

•	accountability for adherence to the code.

A copy of our Code of Ethics and Business Conduct has been filed with the Securities and Exchange Commission as an exhibit to this registration statement.

BUSINESS

Overview

CGN Nanotech, Inc. was incorporated in the State of Nevada on September 4, 2014. We are a development-stage company with a fiscal year end of December 31. We have a limited operating history. Our prospects should be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in the early stages of their development.

We are acting as the exclusive global sales agent and distributor for the Nano-ceramic Lighting Products provided and manufactured by our supplier, DGL, pursuant to the Distribution Agreement dated November 12, 2014. The Distribution Agreement allows us to market, sell and distribute DGL’s Nano-ceramic Lighting Products globally, except Mainland China. The Distribution Agreement terminates on October 31, 2024, but will automatically renew for another 5 years upon the expiration of the agreement unless one party notifies the other party of its intention of non-renewal. Our initial plan is to distribute the products in Hong Kong, Japan, Europe and the U.S.

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On March 3, 2015, the Company, CGN HK and Dr. Dai Jian Guo, who owns 45.5% of equity interests (such potion of equity interests, the “Equity Interests”) of DGL entered into a Stock Purchase Option Agreement, whereby Dr. Dai agreed to grant to CGN HK the exclusive option (the “Option”) to purchase the Equity Interests before July 31, 2016, which is exercisable in CGN HK’s sole option, in exchange of the issuance of a number of shares of Common Stock of the Company, based on fair market value of DGL appraised by an independent appraiser. The Option is exercisable upon the satisfaction of the following conditions: (i) the due diligence investigation of DGL is to the satisfaction of CGN HK; (ii) DGL bears no liabilities whatsoever; (iii) DGL has obtained all the necessary government approvals to conduct the business.

Products

We plan to distribute and sell the Nano-ceramic Lighting Products manufactured and provided by DGL. There are four types of the products that we plan to distribute and sell, including: (i) nano-ceramic Tube-in-tube Lamp, (ii) nano-ceramic bulb, (iii) nano-ceramic spiral lamp, and (iv) ceramic complex metal street lamps.

Nano-ceramic Tube-in-tube Lamp

The Nano-ceramic Tube-in-tube Lamp (“NCT”) is composed of an inner tube and an outer tube, and the outer tube is painted with reflective film. The nano reflective film is composed of special reflective materials, the surface of which has been electroplated. As a result of using the nano particles, the surface-area-to-volume ratio can be increased. When light is emitted from the electrode, unlike that of a traditional tube, the light of the NCT is reflected by the nano-ceramic layer, increasing the lumens accordingly. The reflectivity that the NCT can achieve is more than 90% and twice as much as that of traditional fluorescent lamps.

This prospectus includes statistical data and other information that we obtained from DGL, and we believe that DGL’s information has been obtained from sources believed to be reliable. While we believe DGL’s statistical data and other information are reliable, we have not independently verified such data.

The following table reflects a summary of the testing done by DGL:

Parameter	T8 Fluorescent Lamp	LED Lamp	NCT tube in tube
Input Power	40W	20W	18W
Luminous efficiency	58	87	91
Daily electric rate (1000 pieces)*	516	240	216
Monthly electric rate (1000 pieces)**	15480	7200	6480

*Assume the working hours are 12 hours per day. Electric rate = 1 Rmb/kWh

** Assume the working days are 30 days per month.

In addition to the reflective film, the electrode of NCT is made of nano-ceramic phosphors which is a type of nanoparticle. The nanoparticle is composed of ceramics, which are generally classified as inorganic, heat-resistant, nonmetallic solids made of both metallic and nonmetallic compounds. The ceramic phosphors function when electrons within them are stimulated from stable, low-energy positions to higher levels by an appropriate means—e.g., electron excitation. When the energized electrons drop back to lower energy levels, light can be emitted at one or more characteristic wavelengths. These wavelengths are determined by controlled dopants, referred to as activators.

In addition to the ceramic phosphors, The NCT not only increases the rate of light lumens, it also extends the working life of the tube. In addition, the special nano-coating can resist high temperatures. We also believe it is more energy-efficient than the traditional lamp and LED lamp. A picture of NCT is shown in Figure 1:

Figure 1

Below is the comparison of the parameter of our products and the competitors’ products.

Parameter	T8 Fluorescent Lamp	LED Lamp	NCT
Input Power	40W	20W	18W
Working Temperature	212-266 [o] F	104-140 [o] F	68-122 [o] F
Service Life	1,000 hours	10,000-15,000 hours	15,000-20,000 hours
(Working at 12 hours per day)

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Nano-ceramic Bulb

The principle of Nano-ceramic Bulb (the “NCB”) is similar to that of the NCT, with reflective film in the inner layer and ceramic phosphors that can stimulate the light emitting from the bulb. The ceramic phosphors cause the NCB to emitting the light. The NCB is made of plastic shell which can resist temperatures up to 356 degree Fahrenheit. The outer reflector is made of glass, acting as a protector which lowers the rate of heat emission and reduces the chance of electrostatic adsorption. The inner design of the bulb utilizes the principles of reflection and concentration, collecting a scattered light source and reflecting it to a more condensed emitting light. The working voltage of an NCB ranges from 170V to 240V. A picture of an NCB is shown in Figure 2:

Figure 2

Below is the comparison of the parameter of our products and the competitors’ products.

Parameter	Incandescent Lamp	LED Bulb	NCB
Input Power	40W	5 W	3W
Working Temperature	212-266 [o] F	104-140 [o] F	68-122 [o] F
Service Life	1,000 hours	10,000-15,000 hours	15,000-20,000 hours
(Working at 12 hours per day)

Each NCB bulb will have an extra reflective film inside as shown in the diagram below. With the reflective film, the scattered light source can be reflected (or redirected) and produce a more concentrated light source.

Nano-ceramic Spiral Lamp

The nano-ceramic spiral lamp (“NCS”) is made of a plastic shell as its outer layer in a spiral shape. Unlike NCB, the NCS has no glass reflector covering the lamp. NCS applies optical reflect technology and uses the light source to design precise optical curvature which extends the reflectivity of the light source. The NCS is easy to install and has a lengthy service life span of over 15, 000 hours. The NCS working voltage ranges from 170V to 240V. The size of the NCS is larger than the NCB.

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The power rates that an NCS can provide include an input power of 15W, 25W and 32W. A picture of NCS is shown in Figure 3:

Figure 3

Below is the comparison of the parameter of our products and the competitors’ products.

Parameter	Incandescent Lamp	LED Ball Bulb	NCS
Input Power	100W	15W	15W
Working Temperature	212-266 [o] F	104-140 [o] F	95-122 [o] F
Service Life	1,000 hours	10,000-15,000 hours	15,000-20,000 hours
(Working at 12 hours per day)

Ceramic Complex Metal Street Lamp

The reflector inside the Ceramic Complex Metal Street Lamp (“CCM”) has nanoscale mirror coating, resulting in a rate of reflection that is over 99%. Nanoscale mirror coating is used to create a reflective surface which reflects the light away in the same way that a mirror would. Nanoscale mirror coating means that the surface of the bulb is restructured at the molecular/atomic scale, in order to enhance the reflective ability.

The light source can be utilized and hence increase the luminousness. CCM, which produces yellow light, not only solves the glare problems associated with using an LED white light, but also has the capability to penetrate fog. Inside the CCM street lamp, the ends of both wires are riveted before packed with ceramic material. This ceramic package which will encase the CCM street lamps reduces the chance of wires burning out. As burning of wires may result in contact failure, using the ceramic package can lower the maintenance costs of CCM street lamps.

The electron driving power of the CCM street lamp saves more electricity than the transformer of a traditional incandescent lamp by reducing power waste; therefore extending the working life of the lamp. The reflector of the CCM is also made of ceramic material so it can resist high temperature. The power rate of a CCM is 150W. A picture of CCM is shown as follows:

Figure 4

Below is the comparison of the parameter of our products and the competitors’ products.

Parameter	High-pressure sodium light	LED Street Lamp	CCM Street Lamp
Input Power	400W	200W	150W
Market Price	RMB500-800	RMB6,000	RMB2,980
Service Life	2 years	3 years	5 years
(Working at 12 hours per day)

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Uses of the Nano-ceramic Lighting Products

The NCT, NCB, NCS and CCM street lamp can be used for residential and commercial lighting. The use of these products includes, but is not limited to, residential, hotels, general lighting in offices, retail outlets, factories, hospitals, stations, schools, parking garages and any other applicable venues. The type of product selected for each such potential purpose depends on whether the user is utilizing a tube, lamp, bulb, or other type of lighting fixture.

Exclusive Supplier

Overview

Our supplier, Dongguan Light Power New Energy S&T Co. (“DGL”), was incorporated under the laws of People’s Republic of China in April 2010. DGL is a nanotechnology lighting company that develops nanotechnology lighting products for general consumer applications as well as professional lighting installations. DGL’s research and development activities focus on, among other things, lighting design, optical lens and heat management, white and warm-white light packaging with phosphor of a proprietary composition and special packaging methods designed for general lighting applications.

Intellectual Property

As of the date of this prospectus, DGL has a total of nine patents and one trademark granted in China, listed as follows:

Patents

Type	Name	Application Number	Authorization Number	Expiration Date
Invention patent	T8 Model LED Lamp	CN103982792A	2014101974326	May 12 2034
Invention patent	Hydroelectric installations	CN103967688A	2014101945681	May 9 2034
Invention patent	Anion Shower	CN103990559A	2014101974345	May 12 2034
Invention patent	Method of Recycling wasted Lamp	CN103985620A	2014101945323	May 9 2034
Utility model patent	T8 Model LED Lamp	CN203979925U	2014202397622	May 9 2024
Utility model patent	LED Lamp	CN203979931U	2014202975321	June 6 2024
Utility model patent	Anion Shower	CN203862430U	2014202397815	May 12 2024
Utility model patent	Spiral Energy Saving Lamp	CN202423218U	2011205782986	December 27 2021
Utility model patent	High Efficient Energy Saving Bulb	CN202040744U	201120112119X	April 18 2021

Trademark

Class	Trademark	Application Number	Expiration Date
11	CGN	8229304	June 6 2021

Stock Purchase Option Agreement

On March 3, 2015, the Company, CGN HK and Dr. Dai Jian Guo, who owns 45.5% of equity interests (such potion of equity interests, the “Equity Interests”) of DGL entered into a Stock Purchase Option Agreement, whereby Dr. Dai agreed to grant to CGN HK the exclusive option (the “Option”) to purchase the Equity Interests before July 31, 2016, which is exercisable in CGN HK’s sole option, in exchange of the issuance of a number of shares of Common Stock of the Company, based on fair market value of DGL appraised by an independent appraiser. The Option is exercisable upon the satisfaction of the following conditions: (i) the due diligence investigation of DGL is to the satisfaction of CGN HK; (ii) DGL bears no liabilities whatsoever; and (iii) DGL has obtained all the necessary government approvals to conduct business.

Manufacturing Capacity

DGL has its own manufacturing factory which are located in Changde, Hunan. The factory has approximately 50 workers and a plant which take up 0.84 acres. The monthly manufacturing capacity of the factory can be up to 50,000 lamps and tubes.

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Market Opportunity

The global lighting market is expected to undergo significant transitions in the coming years driven by the rapid adoption of energy efficient lighting products. This shift in the industry is a result of demand for improved light quality and performance, greater focus on energy efficiency, increased regulatory requirements banning inefficient lighting products. These changes are expected to accelerate the adoption of energy efficient, or non-incandescent lighting technologies. Currently, the general lighting market is at the stage of transition from inefficient lighting technologies, primarily incandescent lamps, to efficient lighting technologies.

Due to environmental concerns, lighting products that feature higher energy efficiency and a longer lifetime are preferable than those that do not. Notably, Australia has banned the sale of most incandescent light bulbs that cannot meet the minimum energy efficiency requirements since 2010. The EU and the US have completely banned such sales since September 2012 and 2014 respectively. As illustrated in a report of the Next Generation Lighting Industry Alliance (“NGLIA”), government-endorsed evolution of lighting technology, together with other factors, will cause the market of Nano-ceramic Lighting Products to experience rapid growth. According to the NGLIA, the total electrical energy used for lighting equals the output of about 100 large power plants (and more than three times that amount of energy is needed to produce the electricity). According to the U.S. Department of Energy (DOE), lighting accounts for 8% of all energy consumption in the United States and 22% of electricity nationwide. Nanotech lighting products have the range from 60-120 lm/W, compared to the efficacies of incandescent lamps at 15 lm/W and fluorescent tubes at 90 lm/W. If energy saved lighting were to replace all existing lights, the DOE estimates large customer savings and huge reduction in greenhouse emission gases. The NGLIA believes that the energy saving prospect for the use of energy saved product, like nano-ceramic products is substantial.

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Competition

The lighting market is a highly competitive and rapidly evolving market. We believe that the primary competition we will face will be from existing distributors of products similar to our products, such as LED products. Our primary competitors are the local small manufactures as well as distributors such as Everlight Lighting Co. Ltd, Omni Electrical (HK) Co. Ltd, Oversea Lighting & Electric, Ecco Sys Pte Ltd, EXPC X-lighting, and Leotek Taiwan. We believe that our competitors mainly operate under two distinct business models, with some manufacturing lamps in-house and others purchasing lamps through joint ventures or from original equipment manufacturers, or OEMs, for resale under their own brand. We will compete with companies that employ both of these models, including traditional lighting manufacturers and distributors that source and sell finished products. We believe that the key competitive factors in the lighting market include:

•	portfolio of products and product quality;

•	price and cost competitiveness;

•	access to distribution channels globally; and

•	customer orientation and strong customer relationships.

We expect to face obstacles from different aspects when we enter the market and it will be up to our marketing efforts and negotiation skills to acquire new customers. We believe we can educate our target markets as to the advantages of our products compared to traditional and LED lighting and we believe the achievement of this objective is critical to our future. We believe our products can effectively compete against traditional lighting in the areas of maintenance and safety. The nano-ceramic products are also easier to be installed than other other lighting systems, which require the service of professional electricians to install and remove. For nano-ceramic products, once the socket is correctly installed in a ceiling or wall electrical junction box, there is no exposure to live electrical wires resulting in an additional advantage in the area of safety.

Although people are looking to LED light bulbs to become the standard in lighting, while efficient, LEDs are also currently expensive to produce. With the development of nanotechnology, the same function as LEDs can be performed by nano-ceramic products at a lower price, higher efficiency of light extraction, and lower heating problem caused by light trapper than standard LEDs. The development could start a revolution in green and energy-efficient lighting.

Compared with other energy saving lighting products, such as LED lights, our products increased the brightness and efficiency of the lights. In addition, our products are environmental-friendly. The disposal does not involve mercury or other toxic materials. Thus, using nanomaterials therefore promises certain environmental benefits and sustainability effects. In addition, the reflection rate of nano-ceramic products is better than LED lights.

In addition, the Nano-ceramic Lighting Products supplied and produced by DGL have the following strengths:

•	Each of the nano-ceramic products self-developed efficient driving power supply, which can lit without starter and ballast.

•	The electric current is low, which can reduce the loss of electric wire netting and reduce the carbon emission.

•	The design can avoid dust from entering the lamp and thus reducing luminous decay and extending working life of lamp.

Marketing Strategy

We plan to build strong brand awareness and customer recognition of the Nano-ceramic Lighting Products via both online and offline marketing channels. We also intend to conduct social media campaign to direct public’s attention.

We plan to build a sales team in Hong Kong consisting of six members, including four people in sales, a program manager and a customer service representative, all of whom will be focused on developing and commercializing various targeted market segments. The sales team will contact potential individual and company customers by phone calls or email blast. We also expect to open sales agent offices in Japan, Europe, and U.S. We also intend to promote the Nano-ceramic Lighting Products by “word of mouth” where our clients will refer their friends and colleagues to us. We also plan to attend trade shows in energy-saving lighting industry to present our product to locate new customers. We will also use our low-price advantage as one of the selling point in promoting the Nano-ceramic Lighting Products.

We also plan to enter product distribution agreements with sales agents and retail outlets in global markets which provide the channel to penetrate into domestic lighting industry and reach end users. Our sales team and customer services department would act as support for the growth in global market.

Strategic Business Initiatives

In the twelve months following completion of our Offering, we plan to engage in the following activities to expand our business operations:

Business initiative	Time when planned to be completed	Anticipated Cost
Website development to launch stage	3-4 months after completion of the Offering	$15,000 - $20,000
Website advancement beyond initial development to launch stage	6 months’ time after launch of website	$5,000 - $30,000
Office rental	2 months after completion of the Offering	$18,000 - $22,000
Construction of showrooms	6 months each, total 2 showrooms in 12 months after completion of the Offering	$40,000 - $46,000
Hiring staff	12 months after completion of Offering and on an on-going basis	$30,000 -$60,000
Training of staff	6 months after completion of the Offering	$10,000 - $20,000
Advertisement and marketing	12 months after completion of Offering and on an on-going basis	$150,000 - $300,000

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Customers

The following are the areas which plan to target:

•	Residential buildings
•	Industrial buildings
•	Commercial buildings
•	Universities and colleges
•	Public place (parks, streets, libraries)
•	Public transportation

Government Regulation

United States and Canada

In December 2007, the U.S. federal government enacted Energy Independence and Security Act (“EISA”), which effectively phased out incandescent lamps beginning in 2012 due to increased energy efficiency standards. Section 321 of the EISA sets, for the first time, efficiency standards for “general service” lamps that will essentially phase out the most common incandescent lamps by the end of 2014. Incandescent lamps outside of this range are allowed to remain in the market in addition to stated exceptions including 3-way lamps, specialty lamps and lamps with non-standard bases. EISA also directs the Department of Energy, or DOE, to conduct two follow-on rulemakings to assess more stringent standards starting in 2020. If the DOE does not complete this rulemaking, or if the rulemaking does not produce a specified level of energy savings, a second phase of the law will go into effect in 2020 that would require that most lamps be 60% to 70% more efficient than a conventional incandescent lamp. Though EISA became effective January 1, 2012 the U.S. Congress has continuously passed budget bills that prevent the DOE from using its funding to enforce the energy efficient lamp standards.

Canada has enacted legislation similar to EISA that phases out the sale of incandescent lamps on a similar schedule to the United States.

Europe

In 2009, the European Union, or the E.U., adopted regulation that phases out certain inefficient lamp technologies by requiring them to meet specified efficiency thresholds over time. The E.U. mandate phased out all frosted and 100W clear incandescent lamps beginning in September 2009. Phase outs continued with 60W incandescent in 2011 and 40W incandescent in 2012. Further, E.U. regulations will require all lamps to have at least a ’B’ energy efficiency rating beginning in 2016.

Japan

Japan required Japanese incandescent lamp manufacturers to halt all incandescent lamp production and sales by 2012 on a voluntary basis. In response, Japanese lamp manufacturers have been phasing out production.

Hong Kong

Environmental Protection Department of Hong Kong provides some standards and guidelines on different areas such as air, water. However, it does not impose regulation on lighting industry currently.

Employees

As of the date of this prospectus, we have two employees, our President, Dr. Dai Jian Guo and our CFO, Loke Che Chan. Currently, there are no employment agreements with our employees.

Our Corporate Information

Our principal executive offices are located at Suite 2201, 22/F., Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong and our phone number is (852) 3584-7820.

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PROPERTIES

Our corporate office is located at Unit 2201, 22/F., Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong. Our company owns no real property. The principal administrative office of the Company is a mail address shared by other businesses where the Company can reliably receive mail and notices. Because the Company is in its development stage, the Company believes that the address for receiving mail, notices and other items related to the business of the Company is suitable to the business of the Company while the Company is in its development stage. The Company does not maintain operations at its address and will have an address where it maintains operations only after completion of the Offering.

LITIGATION

We are not party, nor is our property subject, to any material pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of the date hereof are as follows:

NAME	AGE	POSITION
Dai Jian Guo	44	President, CEO & Director
Loke Che Chan, Gilbert	59	CFO, Treasurer, Secretary & Director

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Dai Jian Guo

Dr. Dai has extensive experience in lighting technology research. From 1997 to 2006, Dr. Dai worked at Dongguan Jutong Electron Limited and as a team of technicians. Dr. Dai had made enormous contribution to China’s manufacturing technology and proposed improvement to electronic sites of the company. After 2006, Dr. Dai had developed his career at Shenzhen Sannuo Electron limited and as technical director. Dr. Dai started his research on light energy issues and to focus on LED industry. After several years of research, Dr. Dai started his own business which focusing on ceramic nanometer technology and photoelectric technology.

Dr. Dai is the one of the founders of China Guang Neng (CGN), which is the first high-tech enterprise in the world which uses ceramic nanometer technology and photoelectric technology to develop high-efficient energy saving lights. Dr. Dai serves as president in CGN now. Dr. Dai is also a director of and involved in product development and product control for Dongguan Light Power New Energy S&T Co. Ltd.

Dr. Dai earned his degrees in China and Overseas Universities. Dr. Dai got his first degree of Mechatronic Engineering in Hunan University. Dr. Dai earned his postgraduate diploma in business administration from University of Wales in 2003. Dr. Dai was also granted of certificate of Private Equity and Capital Operation in 2013 by Peking University. Dr. Dai has also started his doctoral degree of Technical Economy in China since 2013. From 2010, Dr. Dai serves as senior expert of lighting association in Shenzhen, consultant of Enterprise association of Guangdong Province, and works as graduate adviser of urban construction and planning Institute of Shenzhen University.

Dr. Dai’s extensive experience in lighting industry as well as his strong academic background has led the Board of Director to reach a conclusion that he should serve as a director of the Company.

Loke Che Chan, Gilbert

Mr. Loke has extensive knowledge in accounting and has been an accountant for more than 30-year experience and has been serving as our Director since September 4, 2014. He was trained and qualified with Hacker Young, Chartered Accountants, one of the large accounting firms based in London, England between 1980 and 1988. His extensive experience in auditing, accounting, taxation, SOX compliance and corporate listing has prompted him to specialize in corporate advisory, risk management and internal controls serving those small medium-sized enterprises.

Mr. Loke worked as an independent, non-executive director of ZMay Holdings Limited, a public company listed on the Hong Kong Stock Exchange from January 2008 to July 2008 and as Chief Financial Officer for Asia Properties Inc. from May 31, 2011 to March 28, 2012 and Sino Bioenergy Inc., with both companies listed on the OTC Markets in the US, from 2011 to 2012. Mr. Loke has served as the Chief Executive Officer and a director of Greenpro Resources Corporation since October 16, 2012. He has also served the Chief Executive Officer and a director of Moxian Corporation since October 5, 2012. The registrations of Moxian Corporation and Greenpro Resources Corporation were revoked on December 24, 2014. Mr. Loke has served as an independent director of Odenza Corp from February 4, 2013 to May 28, 2015. He has also served as the Chief Financial Officer, Secretary, Treasurer, and a director of Greenpro Capital Corp. (f.k.a Greenpro, Inc.) since July 19, 2013.

Mr. Loke earned his degree of MBA from Bulacan State University, Philippines, and earned his professional accountancy qualifications from the ACCA, AIA and HKICPA. He also earned other professional qualifications from the HKICS, ICSA as Chartered Secretary, FPAM - Malaysia as Certified Financial Planner and ATIHK as tax adviser in Hong Kong.

The Board of Director reached a conclusion that Mr. Loke should serve as a director of the Company based on his extensive experience in accounting and financial business.

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Term of Office

Our officers and directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board of Directors

We presently do not have an audit committee, nominating committee, compensation committee, or other committee or committees performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or other committees.

Family Relationships

There are no family relationships among the directors and executive officers.

Involvement in Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries.

None of our executive officers or directors have (i) been involved in any bankruptcy proceedings within the last five years, (ii) been convicted in or has pending any criminal proceedings, (iii) been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or (iv) been found to have violated any federal, state or provincial securities or commodities law and such finding has not been reversed, suspended or vacated.

CONFLICTS OF INTEREST

DGL and CGN Nevada have a common shareholder, Dr. Dai Jian Guo. Dr. Dai owns 78.77% of the total issued and outstanding shares of CGN Nevada and 45.5% of the total issued and outstanding capital stock of DGL. Thus, there may be conflict of interest between CGN Nevada and DGL since CGN is an exclusive distributor of DGL and DGL is the only supplier for CGN Nevada. In addition, some employees of DGL acquire shares of Common Stock of CGN Nevada through private placements. Thus, besides Dr. Dai, who is the current shareholder of DGL and CGN Nevada, there will be certain common shareholders who own shares of DGL and CGN Nevada. Therefore, this may create conflicts when we make business decisions and place purchase orders with DGL.

As of December 31, 2014, we have no employees other than Dr. Dai Jian Guo, our CEO, and Mr. Loke Che Chan, Gilbert, our CFO. Dr. Dai and Mr. Loke are not obligated to commit their full time and attention to our business and accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. Besides the positions with the Company, Mr. Loke is currently the Chief Executive Officer and director of Greenpro Resources, a Shell Company and delinquent filer, of which he does not have any ownership. He is also a director of Moxian and he does not own any shares of Moxian. Mr. Loke’s involvement in the companies aforementioned only limit to the appointment as officers and directors and he did not involve or engage in any activities of the formation or preparation of the registration statements of those companies. However, his positions at other companies (such as Greenpro, Inc.) may affect his commitments to the Company as they cannot devote their full time and attention to develop the business of the Company and accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

●	the corporation could financially undertake the opportunity;
●	the opportunity is within the corporation’s line of business; and
●	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

Promoters

Dr. Dai Jian Guo, our President, Chief Executive Officer and director, established our Company and assisted to structure the Option for the potential acquisition of DGL. Mr. Loke Che Chan, Gilbert, our Chief Financial Officer and director, incorporated the Company, oversaw the management of the Company since its inception and structured the Option for the potential acquisition of DGL. In addition, Greenpro Venture Cap (CGN) Limited, which is stockholder that owns approximately 19.69% of the total outstanding stock of the Company as of the date of this prospectus, also assisted in incorporation of the Company and negotiation of the Option for the potential acquisition of DGL.

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Based on the foregoing, each of Dr. Dai Jian Guo, Mr. Loke Che Chan, Gilbert and Greenpro Venture Cap (CGN) Limited is a promoter as such term is defined in Rule 405 of Regulation C promulgated under the Securities Act.

COMMITTEES OF THE BOARD OF DIRECTORS

Our directors have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by our officers and directors. Because we do not have any independent directors, our officers and directors believe that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

The Board of Directors has determined that Mr. Loke Che Chan, Gilbert is our Audit Committee financial expert, as defined under Item 407(d) (5)(i) of Regulation S-K.

Our Board of Directors is comprised of Dr. Dai Jian Guo and Mr. Loke Che Chan, Gilbert who are integral to our formation and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our board of directors, Dr. Dai and Mr. Loke have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We do not have any independent directors and the Company has not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our director and officer are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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EXECUTIVE COMPENSATION

As a “smaller reporting company,” we have elected to follow scaled disclosure requirements for smaller reporting companies. Under the scaled disclosure obligations, we are not required to provide Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation. Nor are we required to quantify payments due to the named executives upon termination of employment. Management believes that the scaled disclosure for the Company’s executive compensation policy and practices is appropriate because we will be a small publicly-traded company, have only one named executive and have a relatively simple compensation policy and structure that has not changed in the last fiscal year.

Summary Compensation Table

The following information is related to the compensation paid, distributed or accrued by us for the last two fiscal years to our Chief Executive Officer (principal executive officer) and Chief Financial Officer. No employee received compensation in excess of $100,000 in the past two fiscal years.

Summary Compensation Table for Fiscal Year 2014

			All other
			Compensation
Name and Principal Position (a)	Year (b)	Salary ($)(c)	($)(i)(2)	Total ($)(j)
Dai Jian Guo, President, CEO	2014	$0	$0	$0

Loke Che Chan, Gilbert CFO, Secretary, Treasurer	2014	$0	$0	$0

Employment Agreements

We do not have any employments agreements with our officers.

Equity Compensation Plan Information

We currently do not have an equity compensation plan.

Director Compensation

We do not pay cash compensation to our directors for service on our Board and our employees do not receive compensation for serving as members of our Board. Directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as board members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his/its shares and possesses sole voting and dispositive power with respect to the shares.

	Percentage of Shares
	Beneficially Owned

	Number of
	Shares of
	Common
	Stock
	Beneficially	Before	After
Directors and Named Executive Officers:	Owned	Offering (%)	Offering (%)

Dai Jian Guo (1)	86,400,000	78.77	78.05
Loke Che Chan, Gilbert (2)	-0-	-0-	-0-
Greenpro Venture Cap (CGN) Limited (3)	21,600,000	19.69	19.51
All directors and officers as a group (2 persons)	86,400,000	78.77	78.05

(1)	President, Chief Executive Officer and a director.
(2)	Chief Financial Officer, Treasurer, Secretary and a director.
(3)	Voting and investment control held by Lee Chong Kuang and Loke Che Chan, Gilbert.

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RELATED PARTY TRANSACTIONS

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or void-able if the relationship or interest is disclosed or known to the Board of Directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

On October 30, 2014 the Company issued a total number of 86,400,000 shares of Common Stock to Dr. Dai Jian Guo for cash at $0.0001 per share for a total of $8,640.

As of June 30, 2015 and December 31, 2014, the loans from related parties of $3,420 are due to the directors of the Company, of which $2,736 and $684 are due to our Chief Executive Officer, Dr. Dai Jian Guo and Chief Financial Officer, Loke Che Chan, Gilbert respectively. The loans were made for the purpose of the incorporation of the Company. The loans bear no interest and are payable upon demand.

In January 26, 2015, a short-term loan advance in the amount of $200,000 is provided to a related company, Dongguan Light Power New Energy S&T Co. Ltd., which controlled by Dr. Dai Jian Guo, the director of the Company. The loan advance is interest bearing at 6% per annum and shall be repayable within one year from the date of the loan agreement signed. The short-term loan advance was for the purpose of business development and working capital.

For the period from inception to June 30, 2015, the Company purchased nano-ceramic lighting products of $7,758 from a related company, Dongguan Light Power New Energy S&T Co. Ltd., which controlled by Dr, Dai Jian Guo, the director of the Company.

Except the above transactions or as otherwise set forth in this report or in any reports filed by the Company with the SEC, the Company was not a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than five percent of our common stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed. The Company is currently not a subsidiary of any company.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 600,000,000 shares of Common Stock, $0.0001 par value per share and 200,000,000 shares of preferred stock, par value $0.0001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 600,000,000 shares of Common Stock, $0.0001 par value per share. As of the date of this prospectus, we have 109,692,700 shares of Common Stock issued and outstanding.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to a preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this private placement are fully paid and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 200,000,000 shares of preferred stock, $0.0001 par value per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

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Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Convertible Notes

There are no outstanding convertible notes to purchaser out securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent

VStock Transfer, LLC is acting as our transfer agent. The address information for VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598, the phone number is (212) 828-8436 and the facsimile is (646) 536-3179.

PLAN OF DISTRIBUTION

We are offering the shares on a “self-underwritten” basis directly through our Officers and Directors named herein. Dr. Dai and Mr. Loke will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities. Dr. Dai and Mr. Loke plan to start the solicitation through their personal contacts and their business relationships.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. In addition, there is no broker or dealer involved in this offering. The Company is relying on the safe harbor from broker dealer registration provided by Rule 3a4-1 under the Exchange Act for Messrs. Dai and Loke. Firstly, Messrs. Dai and Loke are not subject to any statutory disqualification as defined in the Exchange Act. Secondly, Messrs. Dai and Loke will not receive any commissions or other remuneration of any kind in connection with their participation in the offering based either directly or indirectly on transactions in securities. Thirdly, neither of Messrs. Dai and Loke is a partner, officer, director or control person of any broker or dealer. Lastly, their participation will be restricted to solely preparing disclosure filings and transaction documents approved by the Company for the sale of securities and they will not respond to potential buyers other than requested. In addition, they will be primarily performing ministerial function in the sale of the Company’s securities.

Our officers, directors, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The shares will be offered at a fixed price of $1.28 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. The offering shall terminate on the earlier of (i) when the offering period ends (90 days from the effective date of this prospectus), (ii) the date when the sale of all 1,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 1,000,000 shares registered under the Registration Statement of which this Prospectus is part. We will issue shares when a subscriber has paid for his or her shares. A subscriber will have the rights of a shareholder when the Company receives a completed subscription agreement and payment for his or her shares.

This is a direct participation offering since we, and not an underwriter, are offering the stock. We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

34

OTC Market Considerations

Management has not made a decision to seek quotation on the OTC Market at this time and there is no guarantee that quotation will be sought. To be quoted on the over-the-counter marketplace, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTCQB.

The OTCQB Marketplace is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCQB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the over-the-counter marketplace is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade over-the-counter securities. Investors do not have direct access to the over-the-counter marketplace service. For over-the-counter marketplace securities, there only has to be one market maker.

Over-the-counter transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the over-the-counter marketplace, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution. Because over-the-counter stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

EXPERTS

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The audited consolidated financial statements appearing in this prospectus and registration statement for the years ended December 31, 2014 have been audited by Weld Asia Associates, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Weld Asia Associates has audited our Financial Statements for the period September 4, 2014 (date of inception) through December 31, 2014 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit inception September 4, 2014 through December 31, 2014.

RECENT SALE OF UNREGISTERED SECURITIES

On October 30, 2014 we issued 86,400,000 shares of our Common Stock to our CEO, Dr. Dai Jian Guo at $0.0001 per share for aggregate proceeds of $8,640 and 21,600,000 shares of our Common Stock to Greenpro Venture Cap (CGN) Limited at $0.0001 per share for aggregate proceeds of $2,160.

In December 2014, the Company has issued 1,692,700 shares to individual investors at $0.16 per share for aggregate proceeds of $270,832.

The above referenced issuances of the Company’s securities were not registered under the Securities Act of 1933, and we relied on exemptions pursuant to Regulation S promulgated under the Securities Act of 1933 for such issuance.

REPORTS TO SECURITY HOLDERS

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file annual, quarterly and periodic reports and other information with the SEC. These annual, quarterly and periodic reports and other information will be available for inspection and copying at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC 20509. If we fail to meet the Exchange Act’s reporting requirements we will lose our status as a reporting Issuer with the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can receive copies of these documents upon payment of a duplicating fee by writing to the SEC. The public may also read any materials filed by us with the SEC through the SEC’s website at www.sec.gov. In addition to documents related to the registration statement of which this prospectus forms a part, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at www.sec.gov.

35

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this Offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this Offering, we make reference to the registration statement. You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549, on official business days during the hours of 10:00 AM to 3:00 PM. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Also, the SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC, including the registration statement. The website address is www.sec.gov.

Following the offering, we will become subject to the informational and reporting requirements of the Exchange Act. In accordance with those requirements, we will file periodic reports, proxy statements and other information with the SEC. You will be able to read and copy these reports and proxy and information statements and other information at the addresses set forth above.

36

FINANCIAL STATEMENTS

CGN NANOTECH, INC.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2014

37

FINANCIAL STATEMENTS

Page
Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheet as of December 31, 2014	F-3
Consolidated Statement of Operations for the period September 4, 2014 (date of inception) through December 31, 2014	F-4
Consolidated Statement of Stockholders’ Equity for the period September 4, 2014 (date of inception) through December 31, 2014	F-5
Consolidated Statement of Cash Flows for the period September 4, 2014 (date of inception) through December 31, 2014	F-6
Notes to Consolidated Financial Statements	F-7 – F-10

Condensed Consolidated Balance Sheets as of June 30, 2015 (unaudited) and December 31, 2014	F-11
Condensed Consolidated Statements of Operations for the six months ended June 30, 2015 (unaudited) and the period from September 4, 2014 (inception) through December 31, 2014	F-12
Condensed Consolidated Statements of Changes in Stockholders’ Equity for the six months ended June 30, 2015 (unaudited) and the period from September 4, 2014 (inception) through December 31, 2014	F-13
Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2015 (unaudited) and for the period from September 4, 2014 (inception) through December 31, 2014	F-14
Notes to the Condensed Consolidated Financial Statements (unaudited)	F-15 – F-23

F-1

WELD ASIA ASSOCIATES (AF2026)
(Registered with US PCAOB and Malaysia MIA)
13-8, The Boulevard Office, Mid Valley City,
Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia.
T : (603) 2284 5126 ; (603) 2284 6126
F : (603) 2284 7126
E : info@weldasia.com
W : www.weldasia.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders CGN NANOTECH INC.

(A Development Stage Entity)

We have audited the accompanying consolidated balance sheets of CGN NANOTECH INC. (A Development Stage Entity) as of December 31, 2014 and the related consolidated statement of operations and comprehensive loss, consolidated statement of stockholders’ equity and consolidated statement of cash flows for the periods from September 4, 2014 (Date of Inception) through December 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CGN Nanotech Inc. as of December 31, 2014, and the result of its operations and its consolidated cash flows for the periods from September 4, 2014 (Date of Inception) through December 31, 2014 in conformity with U.S. generally accepted accounting principles.

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES

Date: March 2, 2015

Kuala Lumpur, Malaysia

F-2

CGN NANOTECH INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

From
Inception to
December 31,
2014

ASSETS
CURRENT ASSETS
Subscription receivable	$123,200
Cash	159,620
Total Current Assets	282,820

TOTAL ASSETS	$282,820

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Loan from Related Parties	$3,420
Total Current Liabilities	3,420

TOTAL LIABILITIES	3,420

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001; Authorized: 200,000,000 None issued and outstanding	—
Common stock – Par value $0.0001; Authorized: 600,000,000 Issued and Outstanding: 108,922,700	10,892
Additional paid-in capital	147,540
Shares subscribed	123,200
Accumulated deficit	(2,232)
TOTAL STOCKHOLDERS’ EQUITY	279,400

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$282,820

The accompanying notes are an integral part of these consolidated financial statements.

F-3

CGN NANOTECH INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

From Inception
to December 31,
2014

REVENUE	$1,539
COST OF SALES	1,092

GROSS PROFIT	447

GENERAL AND ADMINISTRATIVE EXPENSES	2,679

NET INCOME (LOSS)	(2,232)

ACCUMULATED DEFICIT, BEGINNING BALANCE	—

ACCUMULATED DEFICIT, ENDING BALANCE	$(2,232)

Net loss per share, basic and diluted:	$(0.00)

Weighted average number of common shares outstanding, basic and diluted:	108,922,700

The accompanying notes are an integral part of these consolidated financial statements.

F-4

CGN NANOTECH INC.

(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

			ADDITIONAL PAID-IN	SHARES	ACCUMULATED	TOTAL
	COMMON STOCK		CAPITAL	SUBSCRIBED	DEFICIT	EQUITY
	Number of
	Shares	Amount
Balance –September 4, 2014 (date of inception)	—	$—	$—	$—	$—	$—
Shares issued for founder’s shares	108,000,000	10,800	—	—		10,800
Shares issued in private placement completed on December 29, 2014	922,700	92	147,540	—	—	147,632
Shares subscribed but unpaid	—	—	—	123,200	—	123,200
Net income/ (loss)	—	—	—	—	(2,232)	(2,232)
Balance – December 31, 2014	108,922,700	$10,892	$147,540	$123,200	$(2,232)	$279,400

The accompanying notes are an integral part of these consolidated financial statements.

F-5

CGN NANOTECH INC.

(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS

From
Inception to
December 31,
2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/ (loss)	$(2,232)
Increase in loan from related parties	3,420
Net cash flows provided by (used in) operating activities	1,188

CASH FLOWS FROM INVESTING ACTIVITIES:
None	—
Net cash flows provided by (used in) investing activities	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	158,432
Net cash flows provided by (used in) financing activities	158,432

NET INCREASE IN CASH	159,620
Cash, beginning of period	—
Cash, end of period	$159,620
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$—
Interest paid	$—

NON-CASH INVESTING & FINANCING ACTIVITIES:
Subscription receivable from sale of common stock	$123,200

The accompanying notes are an integral part of these consolidated financial statements.

F-6

CGN NANOTECH INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of significant accounting policies:

Industry:

CGN Nanotech Inc. was incorporated on September 4, 2014 in the state of Nevada. It acts as the exclusive global sales and distributor for lighting products produced by Dongguan Light Power New Energy S&T Co. Ltd. (“DGL”) located in Guangdong, China pursuant to a Global Sales & Distribution Agreement dated November 12, 2014 entered by and between DGL and us. The agreement allows us to market, sell and distribute their products globally.

The Company has adopted its fiscal year end as of December 31.

Risks and Uncertainties:

The Company is still considered to be in the development stage and have a limited operating history. The Company should be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in the early stages of their development.

Liquidity and Capital Resources:

The Company’s shareholders fund any shortfalls in the Company’s cash-flow on a day to day basis during the time period that the Company is in the development stage. In addition to the stockholder funding capital short-falls, the Company anticipates interested investors that intend to fund the Company’s growth.

Principles of Consolidation:

The consolidated financial statements include the accounts of CGN Nanotech Inc., and its subsidiaries, CGN Nanotech Holding Limited and CGN Nanotech Limited. All inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents:

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting:

The Company’s financial statements are prepared in accordance with U.S. generally accepted accounting principles.

Income Taxes:

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, the Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

F-7

CGN NANOTECH INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments:

The Company’s financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk:

Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company’s policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time the Company has no deposits that are at risk.

2. Related Party Transactions:

On September 4, October 6 and October 10, 2014, our CEO, Dai Jian Guo advanced $2,736 to the Company and our CFO, Loke Che Chan Gilbert advance $684 to the Company (collectively, the “Loan”). The Loans are interest free and payable upon demand. The loans were used for the incorporation cost of the Company.

The Company sold a total of 86,400,000 shares of our Common Stock to our officers at $0.0001 per share for aggregate proceeds of $8,640 in October 2014.

3. Accounts Receivable and Customer Deposits:

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

4. Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

5. Revenue and Cost Recognition:

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

6. Accrued Expenses:

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

7. Operating Lease Agreements:

The Company has no agreements at this time.

F-8

CGN NANOTECH INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. Subscription Receivable :

As of December 31, 2014, the Company has entered into subscrip tion agreements with 36 investors to sell 1,692,700 shares to individual investors at $0.16 per share for aggregate proceeds of $270,832. 770,000 shares have already been subscribed at $0.16 per share by the shareholders but unpaid for. As of January 27, 2015, the Company received the payment for such 770,000 shares.

9. Stockholder’s Equity :

Preferred stock includes 200,000,000 shares authorized at a par value of $0.0001, of which none are issued or outstanding.

Common Stock includes 600,000,000 shares authorized at a par value of $0.0001, of which 108,922,700 have been issued as of December 31, 2014.

10. Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest.

11. Earnings Per Share:

Basic earnings per share (“EPS”) is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Shares”. Diluted EPS reflects the potential dilution of securities that could share in the earnings.

12. Income Taxes:

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry- forwards expire if not used within 20 years from the year generated. The Company’s management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used. These net operating losses expire as the following: $2,232 at 2034.

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry- forwards expire if not used within 20 years from the year generated. The Company’s management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

F-9

CGN NANOTECH INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used. The tax based net operating losses create tax benefits in the amount of $76 from inception through December 31, 2014.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2014 are as follows:

Deferred tax assets:
Federal net operating loss	$2,232
State net operating loss	—
Total Deferred Tax Asset	76
Less valuation allowance	(76)

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	15.0%
State tax, net of federal benefit	5.0%
Increase in valuation allowance	(20.0)%
Effective income tax rate	0.0%

F-10

CGN NANOTECH INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2015 and December 31, 2014

(Currency expressed in United States Dollars (“US$”), except number of shares)

	As of June 30, 2015	As of December 31, 2014
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Accounts receivable	$788	$—
Notes receivable	200,000	—
Subscription receivable	—	123,200
Cash and cash equivalents	82,094	159,620
Total Current Assets	282,882	282,820

TOTAL ASSETS	$282,882	$282,820

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$8,466	$—
Other payables	9,982	—
Loan from related parties	3,420	3,420
Total Current Liabilities	21,868	3,420

TOTAL LIABILITIES	$21,868	$3,420

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001;
Authorized: 200,000,000
None issued and outstanding	—	—
Common stock – Par value $0.0001;
Authorized: 600,000,000
Issued and Outstanding: 109,692,700 and 108,922,700 respectively	10,969	10,892
Additional paid-in capital	270,663	147,540
Shares subscribed	—	123,200
Accumulated deficit	(20,618)	(2,232)
TOTAL STOCKHOLDERS’ EQUITY	261,014	279,400

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$282,882	$282,820

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-11

CGN NANOTECH INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the six months ended June 30, 2015 and the period from

September 4, 2014 (Inception) through December 31, 2014

(Currency expressed in United States Dollars (“US$”), except number of shares)

	Six Months Ended June 30, 2015	From September 4, 2014 (Inception) through December 31, 2014
	(Unaudited)	(Audited)

REVENUE	$7,162	$1,539

COST OF REVENUE, RELATED COMPANY	6,666	1,092

GROSS PROFIT	496	447

GENERAL AND ADMINISTRATIVE EXPENSES	18,882	2,679

LOSS BEFORE INCOME TAX	(18,386)	(2,232)

INCOME TAX EXPENSE	—	—

NET LOSS	(18,386)	(2,232)

Net loss per share, basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	109,692,700	108,922,700

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-12

CGN NANOTECH INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the six months ended June 30, 2015 and the period from

September 4, 2014 (Inception) through December 31, 2014

(Currency expressed in United States Dollars (“US$”), except number of shares)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	SHARES SUBSCRIBED	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of Shares	Amount
Balance as of September 4, 2014 (date of inception)	—	$—	$—	$—	$—	$—
Shares issued for founder’s shares	108,000,000	10,800	—	—	—	10,800
Shares issued in private placement completed on December 29, 2014	922,700	92	147,540	—	—	147,632
Shares subscribed but unpaid	—	—	—	123,200	—	123,200
Net loss	—	—	—	—	(2,232)	(2,232)
Balance as of December 31, 2014 (audited)	108,922,700	$10,892	$147,540	$123,200	$(2,232)	$279,400
Common stock issued	770,000	77	123,123	(123,200)	—	—
Net loss	—	—	—	—	(18,386)	(18,386)
Balance as of June 30, 2015 (unaudited)	109,692,700	$10,969	$270,663	$—	$(20,618)	$261,014

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-13

CGN NANOTECH INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2015 and for the period from

September 4, 2014 (Inception) through December 31, 2014

(Currency expressed in United States Dollars (“US$”))

	Six Months Ended June 30, 2015	From September 4, 2014 (Inception) through December 31, 2014
	(Unaudited)	(Audited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,386)	$(2,232)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Changes in operating assets and liabilities:
Net proceeds from related parties loan	—	3,420
Increase in accounts receivable	(788)	—
Increase in accounts payable	8,466	—
Increase in other payables	9,982	—
Net cash (used in) provided by operating activities	(726)	1,188

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	123,200	158,432
Increase in notes receivable	(200,000)	—
Net cash (used in) provided by financing activities	(76,800)	158,432

Net changes in cash and cash equivalents	(77,526)	159,620
Cash and cash equivalents, beginning of period	159,620	—
CASH AND CASH EQUIVALENTS, END OF PERIOD	$82,094	$159,620

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$—	$—
Interest paid	$—	$—

NON-CASH INVESTING & FINANCING ACTIVITIES
Subscription receivable from sale of common stock	$—	$123,200

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-14

CGN NANOTECH INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2015 and for the period from

September 4, 2014 (Inception) through December 31, 2014

(Currency expressed in United States Dollars (“US$”), except number of shares)

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States (“GAAP”), and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the consolidated balance sheet as of December 31, 2014 which has been derived from audited financial statements and these unaudited condensed consolidated financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the period ended June 30, 2015 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2015 or for any future period.

These unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the Management’s Discussion and the audited financial statements and notes thereto included in the Annual Report on Form S-1 for the year ended December 31, 2014.

NOTE 2 – DESCRIPTION OF BUSINESS AND ORGANIZATION

CGN Nanotech Inc. (the “Company”) was incorporated on September 4, 2014 in the state of Nevada. It acts as the exclusive global sales and distributor for lighting products produced by Dongguan Light Power New Energy S&T Co. Ltd. (the “DGL”) located in Guangdong, China pursuant to a Global Sales & Distribution Agreement dated November 12, 2014 entered by and between DGL and the Company. The agreement allows the Company to market, sell and distribute their products to all countries around the world except Mainland China.

On March 3, 2015, the Company, CGN Nanotech Limited, a wholly-owned subsidiary of the Company which incorporated in Hong Kong, (“CGN HK”) and Dr. Dai Jian Guo (“Dr. Dai”), the Chief Executive Officer of the Company who also owns 45.5% equity interest of DGL, entered into a Stock Purchase Option Agreement, whereby Dr. Dai agreed to grant to CGN HK the exclusive option to purchase his equity interest in DGL before July 31, 2016 in exchange of a number of issuance shares of Common Stock of the Company.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The accompanying unaudited condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The consolidated financial statements include the accounts of the Company and its subsidiaries, CGN Nanotech Holding Limited and CGN HK. All inter-company accounts and transactions have been eliminated in consolidation.

The Company has adopted its fiscal year end to be December 31.

F-15

CGN NANOTECH INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the six months ended June 30, 2015 and for the period from
September 4, 2014 (Inception) through December 31, 2014
(Currency expressed in United States Dollars (“US$”), except number of shares)
(Unaudited)

Risks and uncertainties

The Company is still considered to be in the development stage and have a limited operating history. The Company should be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in the early stages of their development.

Liquidity and capital resources

The Company’s shareholders fund any shortfalls in the Company’s cash-flow on a day to day basis during the time period that the Company is in the development stage. In addition to the stockholder funding capital short-falls, the Company anticipates interested investors that intend to fund the Company’s growth.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheet, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonably assured.

Revenue from trading of nano-ceramic lighting products is recognized upon shipment to the customer when title and risk of loss are transferred and there are no continuing obligations to the customer. Title and the risks and rewards of ownership transfer to the customer at varying points, which is determined based on shipping terms. Revenue is recorded net of sales discounts, returns, allowances, and other adjustments that are based upon management’s best estimates and historical experience and are provided for in the same period as the related revenues are recorded. Based on limited operating history, management estimates that there was no sales return for the periods reported.

In accordance with ASC 605-45, Revenue Recognition – Principal Agent Considerations, the Company recognizes revenue on a gross basis because the Company is the primary obligor in its arrangements to procure nano-ceramic lighting products for its customers. Under these arrangements, the Company is responsible for the fulfillment, including the acceptability, of the lighting products. In addition, the Company (i) is obligated to pay its supplier regardless of whether it is paid by its customers, (ii) has reasonable latitude to establish exchange price, and (iii) has general inventory risk and credit risk.

F-16

CGN NANOTECH INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the six months ended June 30, 2015 and for the period from September 4, 2014 (Inception)
through December 31, 2014
(Currency expressed in United States Dollars (“US$”), except number of shares)
(Unaudited)

Cost of revenue

Cost of revenue includes cost of nano-ceramic lighting products for re-sale to the customers.

Cash and cash equivalents:

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Hong Kong and is subject to tax in this jurisdiction. As a result of its business activities, the Company will file tax returns that are subject to examination by the foreign tax authority.

Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share.” Basic loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

F-17

CGN NANOTECH INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2015 and for the period from

September 4, 2014 (Inception) through December 31, 2014

(Currency expressed in United States Dollars (“US$”), except number of shares)

(Unaudited)

The reporting currency of the Company is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary in Hong Kong maintains its books and record in its local currency, Hong Kong Dollars (“HK$”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity. The gains and losses are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from HK$ into US$1 has been made at the following exchange rates for the respective periods:

	As of and for the period ended	As of and for the period from inception through
	June 30, 2015	December 31, 2014

Period-end / average HK$: US$1 exchange rate	7.75	7.75

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company’s financial instruments: cash and cash equivalents, subscription receivable, notes receivable, accounts payable and loans from related parties approximate at their fair values because of the short-term nature of these financial instruments..

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

F-18

CGN NANOTECH INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the six months ended June 30, 2015 and for the period from
September 4, 2014 (Inception) through December 31, 2014
(Currency expressed in United States Dollars (“US$”), except number of shares)
(Unaudited)

Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the six months period ended June 30, 2015 and year ended December 31, 2014, the Company operates in one reportable operating segment in Hong Kong.

Recent accounting pronouncements

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions.  On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance.  The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

NOTE 4 - SUBSCRIPTION RECEIVABLE

As of December 31, 2014, 770,000 shares were subscribed at $0.16 per share by the shareholders but unpaid for. However, the management confirmed that the shares would be paid and completed by January 31, 2015.

During the six months ended June 30, 2015, the subscription receivable of $123,200 was received.

NOTE 5 - NOTES RECEIVABLE

As of June 30, 2015, the note receivable primarily consists of a short-term loan advance in the amount of $200,000 provided to a related company controlled by a director of the Company. The loan advance is interest bearing at 6% per annum and shall be repayable within one year from the date of the loan agreement signed. The short-term loan advance was for the purpose of business development and working capital.

NOTE 6 – LOAN FROM RELATED PARTIES

As of June 30, 2015 and December 31, 2014, the loans from related parties of $3,420 are due to the directors of the Company, of which $2,736 and $684 are due to our Chief Executive Officer, Dai Jian Guo and Chief Financial Officer, Loke Che Chan, Gilbert respectively. The amounts are unsecured, interest-free and repayable on demand.

F-19

CGN NANOTECH INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the six months ended June 30, 2015 and for the period from
September 4, 2014 (Inception) through December 31, 2014
(Currency expressed in United States Dollars (“US$”), except number of shares)
(Unaudited)

NOTE 7 – RELATED PARTY TRANSACTIONS

For the six months period ended June 30, 2015 and period from inception through December 31, 2014, the Company purchased Nano-ceramic lighting products of $6,666 and $1,092 respectively from a related company which controlled by a director of the Company.

NOTE 8 – STOCKHOLDERS’ EQUITY

Preferred stock includes 200,000,000 shares authorized at a par value of $0.0001, of which none are issued or outstanding.

Common Stock includes 600,000,000 shares authorized at a par value of $0.0001, of which 108,922,700 have been issued for the amount of $158,432 in December 2014.

During the three months period ended March 31, 2015, 770,000 shares that have been subscribed at $0.16 per share by the shareholders but unpaid for was received.

As of June 30, 2015, there are 109,692,700 shares of common stock issued and outstanding.

NOTE 9 – INCOME TAXES

For the six months period ended June 30, 2015 and period from inception through December 31, 2014, the local (United States) and foreign components of loss before income taxes were comprised of the following:

		From September 4, 2014
	Six months ended	(inception) through
	June 30, 2015	December 31, 2014
	(Unaudited)	(Audited)
Tax jurisdictions from:
- Local	—	—
- Foreign	(18,386)	(2,232)

	(18,386)	(2,232)

F-20

CGN NANOTECH INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the six months ended June 30, 2015 and for the period from
September 4, 2014 (Inception) through December 31, 2014
(Currency expressed in United States Dollars (“US$”), except number of shares)
(Unaudited)

The provision for income taxes consisted of the following:

From September 4, 2014
	Six months ended	(inception) through
	June 30, 2015	December 31, 2014
	(Unaudited)	(Audited)
Current:
- Local	—	—
- Foreign (Hong Kong)	—	—

Deferred:
- Local	—	—
- Foreign	—	—

Income tax expense	—	—

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Anguilla and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America.

Anguilla

Under the current law of Anguilla, CGN Anguilla is not subject to tax on its income or profits.

Hong Kong

CGN HK is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on assessable income. For the six months ended June 30, 2015 and period from inception through December 31, 2014, CGN HK suffered from an operating loss of $18,386 and $2,232, respectively.

As of June 30, 2015, the Company incurred $20,618 of aggregate net operating loss carryforwards available to offset its taxable income for income tax purposes. The Company has provided for a full valuation allowance against the deferred tax assets of $7,216 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

F-21

CGN NANOTECH INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the six months ended June 30, 2015 and for the period from
September 4, 2014 (Inception) through December 31, 2014
(Currency expressed in United States Dollars (“US$”), except number of shares)
(Unaudited)

NOTE – 10   CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)         Major customers

For the six months ended June 30, 2015, the customers who accounted for 10% or more of the Company’s sales and its outstanding receivable balance at period-end are presented as follows:

	For the six months ended June 30, 2015		As of June 30, 2015
		Percentage of	Accounts
	Revenue	revenue	receivable, trade

Customer A	$4,078	57%	—
Customer B	3,022	42%	788

	$7,100	99%	788

For the period from inception through December 31, 2014, there was a single customer who accounted for 100% of the Company’s revenues with no accounts receivable balance at year-end.

All customers are located in Hong Kong.

(b)        Major vendors

For the six months ended June 30, 2015 and period from inception through December 31, 2014, there was a single vendor who accounted for 100% of the Company’s purchase with $8,466 and $0 accounts payable balance at period-end, respectively.

A vendor is a related company which controlled by a director of the Company and located in the PRC.

(c)         Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable and notes receivable. The Company believes the concentration of credit risk in its notes receivable is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. Credit is extended based on evaluation of a customer’s financial condition. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d)        Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HK$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

F-22

CGN NANOTECH INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the six months ended June 30, 2015 and for the period from

September 4, 2014 (Inception) through December 31, 2014

(Currency expressed in United States Dollars (“US$”), except number of shares)
(Unaudited)

(e)         Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in Hong Kong are subject to considerations and significant risks typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

NOTE – 11   COMMITMENTS AND CONTINGENCIES

As of June 30, 2015, the Company has no commitment and contingency.

NOTE – 12 SUBSEQUENT EVENT

In accordance with ASC Topic 855, “ Subsequent Events ”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2015 up through the date was the Company presented this condensed consolidated financial statements and filed with this Amendment No. 2 to Form S-1. During the period, the Company did not have any material recognizable subsequent events.

F-23

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$149
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$500
Accounting fees and expenses	$4,000
Legal fees and expenses	$6,000
Total	$10,649

All amounts are estimates, other than the Commission’s registration fee.

We are paying all expenses of the offering listed above.

II-1

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a)  by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

II-2

Item 15. Recent Sales of Unregistered Securities

All of the sales below were made in reliance on the exemption provided in Regulation S or Section 4(2) of the Securities Act and Rule 506 thereunder. In connection with the sales under Regulation S, these securities were issued in offshore transactions to persons who are not U.S. Persons as defined by Regulation S under the Securities Act of 1933 and there were no directed selling efforts made in the United States. In connection with the sale under Section 4(2) of the Securities Act, the sales were made to accredited investors and there was no general solicitation.

On October 30, 2014, we issued 86,400,000 shares of our Common Stock to our Chief Executive Officer, Dr. Dai Jian Guo at $0.0001 per share for aggregate proceeds of $8,640. On the same day, we issued 21,600,000 shares of our Common Stock to our major shareholder, Greenpro Venture Cap (CGN) Limited at $0.0001 per share for aggregate proceeds of $2,160.

As of December 31, 2014, the Company has issued 922,700 shares to individual investors at $0.16 per share for aggregate proceeds of $147,632. A form of the Subscription Agreement for the foregoing subscription is filed herewith as Exhibit 10.1.

As of December 31, 2014, the Company has issued 770,000 shares to individual investors at $0.16 per share for aggregate proceeds of $123,200. The shares were subscribed in December 2014 and fully paid in January 2015.

The above referenced issuances of the Company’s securities were not registered under the Securities Act of 1933, and we relied on exemptions pursuant to Regulation S promulgated under the Securities Act of 1933 for such issuance.

II-3

Item 16. Exhibits

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
4.1	Common Stock Certificate Specimen (1)
5.1	Opinion of Counsel
10.1	Form of Securities Purchase Agreement (1)
10.2	Form of Subscription Agreement between the Company and 36 investors, entered into in December 2014 (1)
10.3	Global Sales & Distribution Agreement, dated November 12, 2014 (1)
10.4	Stock Purchase Option Agreement, dated March 3, 2015 (1)
10.5	Loan Agreement, dated January 26, 2015, by and between CGN Nanotech Limited, a Hong Kong limited liability company formed in Hong Kong and Dongguan Light Power New Energy S&T Co., Ltd
14.1	Code of Ethics and Business Conduct (1)
23.1	Consent of Accountants
23.2	Consent of Counsel (included in Exhibit 5.1)
23.3	Consent of Dongguan Light Power New Energy S&T Co. Ltd.

(1) Incorporated by reference to Registration Statement on Form S-1 (File No. 333-202475), filed with the Securities and Exchange Commission on March 3, 2015.

II-4

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.     That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b)  as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)  Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each of the undersigned officers and directors of the Company hereby undertakes that, he will not offer, sell, contract to sell, assign, transfer, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly any of the shares of the Company he owns as of the date herein or any securities the Company may issue to him which would result in the Company being sold as a shell company until the date that is at least three years following the date of this registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wanchai, Hong Kong on September 25, 2015.

CGN Nanotech Inc.

By:	/s/ Dai Jian Guo
Name: Dai Jian Guo
Title: Chief Executive Officer, President, Director
(principal executive officer)

By:	/s/ Loke Che Chan, Gilbert
Name: Loke Che Chan, Gilbert
Title: Chief Financial Officer, Secretary,
Treasurer, Director (principal accounting officer
and principal financial officer)

In accordance with the requirements of the Securities Act of 1933, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Dai Jian Guo	President, Chief Executive Officer, Director	September 25, 2015
Dai Jian Guo	(principal executive officer)

/s/ Loke Che Chan, Gilbert	Chief Financial Officer, Secretary, Treasurer, Director	September 25, 2015
Loke Che Chan, Gilbert	(principal accounting officer and principal financial officer)

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